CUSTODIAN AGREEMENT

This Custodian Agreement (the “Agreement”) is dated as of this 12th day of March, 2012, and is by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Custodian”) and PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”) on behalf of its separate series, the Muzinich Funds listed on Schedule A attached hereto (as amended from time to time) (each a “Fund”).

WHEREAS, the Trust is an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), with shares of beneficial interest organized into separate series or portfolios;

WHEREAS, the Fund is a separate investment portfolio of the Trust;

WHEREAS, Muzinich & Co., Inc. (the “Manager”) is the investment manager of the Trust and manages the day-to-day and portfolio investment activities of the Trust in accordance with the applicable governing documents of the Trust;

WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act;

WHEREAS, the Fund now holds or hereafter may from time to time acquire various credit-related assets, which may include syndicated commercial bank loans and/or participations therein (“Loans”), investment grade or non-investment grade bonds or debentures, asset-backed and mortgage-backed securities and other debt securities (each, a “Security” and collectively, the “Securities”),

WHEREAS, the Trust, desires to appoint the Custodian as its custodial agent to hold any Financing Documents which the Trust, or the Manager on behalf of the Fund, may deliver or cause to be delivered to the Custodian hereunder, with respect to such Loans as the Trust, or the Manager on behalf of the Fund, may identify to the Custodian as being placed in custody hereunder, and to hold, invest and disburse the Payments which the Custodian may receive with respect to such Loan from time to time hereunder, all as more fully hereafter provided;

WHEREAS, the Fund wishes to provide for the investment from time to time and holding in custody of the various Securities held or to be held by the Fund;

WHEREAS, the Fund wishes to provide for the short-term investment from time to time of certain Payments received by the Custodian from the Securities, pending disbursement to or upon the order of the Fund (the investment earnings received therefrom, collectively, “Investment Earnings”); and

WHEREAS, the Custodian is willing to accept such appointment, upon and subject to the terms and provisions hereof.

NOW THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Trust on behalf of the Fund and the Custodian hereby agree as follows:

1. Appointment as the Custodian.  Subject to the terms and conditions hereof, the Trust hereby appoints the Custodian as the Fund’s custodial agent (1) to hold in safekeeping such Securities, and any related Financing Documents, which the Trust, or the Manager on behalf of the Fund, may deliver to the Custodian hereunder from time to time, and (2) to receive, hold, invest and disburse the Payments and other assets which the Custodian may receive from time to time in respect of such Securities, all in accordance with and subject to the terms of this Agreement.  The Securities held hereunder, any Financing Documents in respect thereof held by the Custodian hereunder, any Payments in respect of such Securities received and held by the Custodian hereunder and any Investment Earnings received and held hereunder by the Custodian from the investment of such Payments (or the reinvestment of such Investment Earnings), and any other assets held by the Custodian from time to time  pursuant to the terms hereof, are sometimes referred to herein, collectively, as the “Assets”.  The Custodian shall hold all such Assets specifically allocated to the Fund which are not held in a book-entry system or a depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

2. Establishment of Custody Account; Location of Document Custody.  There shall be and hereby is established by the Trust, with the Custodian, an account which will be designated “[name of Muzinich Fund] Custody Account” (the “Account”).  All Financing Documents received by the Custodian shall be held by the Custodian at its facilities in Boston, Massachusetts (unless and until advance notice to the contrary is given by the Custodian to the Trust and the Manager, designating another location);

3. Duties of the Custodian.

a) The Custodian shall (i) accept such Securities and Financing Documents as may be delivered to it from time to time by the Trust, the Manager on behalf of the Fund, or by any third party in connection with the Trust’s Securities transactions  (ii) deposit on the date of receipt into the Account any Payments received by the Custodian and identified for deposit into the Account, (iii) disburse, if requested in writing by the Manager on any Business Day (as hereafter defined) the available cash amount on deposit in the Account, by 4:00 p.m. on such date per standing wire instructions as defined below or such other instructions as the Trust may provide in writing (in each case provided such instructions are received prior to 11 a.m. on such date), (iv) invest by 4:00 p.m. on any Business Day, the cash amount in the Account in the Custodian’s “U.S. Bank Insured Money Market Savings Account” (referred to herein as “USBIM”), or such other money market account of the Custodian as the Manager may instruct in writing (provided such instructions to invest in a money market account other than USBIM are received by the Custodian prior to 11 a.m. of such date), and (v) furnish the Trust with the following periodic reports:  (A) daily aggregate balance reports of the Securities and cash (Payments and Investment Earnings) then held hereunder by the Custodian, and (B) monthly statements reflecting activity in the Account since the last most recent such monthly statement, in each case in the usual form furnished by the Custodian for such type of account (or as otherwise mutually agreed upon between the Trust and the Custodian).

b) If Payments are not received by the Custodian on the date on which they are due (“Payment Date”) as reflected in the Payment Schedules (as such term is defined in Section 4 below), the Custodian (1) shall promptly, but in no event later than one Business Day after the related Payment Date, make telephonic inquiry to the party obligated under the Financing Documents received by the Custodian (if any) to make such Payment the “Obligor”), or paying agent (as applicable), of the Custodian’s failure to receive timely payment, and (2) if such payment is not received within three Business Days of its due date, shall notify the Trust and the Manager of the Custodian’s failure to receive such scheduled Payment.  The Custodian shall have no responsibility with respect to the collection of payments which are past due, other than the duty to notify the Obligor (or paying agent, as applicable) and the Trust and the Manager as provided herein.

c) The Custodian shall undertake reasonable efforts to forward to the Trust and the Manager promptly a copy of all written notices (other than payment and rate notices) and communications identified as being sent to it in connection with the Securities held hereunder, which it receives from an Obligor, participating bank or agent bank under the Financing Documents, or any other party, and which indicates action is required on the part of the Trust (including without limitation any consent, solicitation, vote or similar action), such notice to be sent in accordance with Section 15 below.  Notwithstanding the foregoing, the Custodian shall not be liable for any failure to forward, or delay on its part in forwarding, any such notice to the Trust and the Manager; and in no instance shall the Custodian be under any duty or obligation to take any action on behalf of the Manager and/or the Trust in respect of the exercise of any voting or consent rights, or similar actions.

d) The Custodian shall establish and maintain procedures to segregate, and keep segregated, the assets of the Fund separate and separately identifiable from the Custodian’s other assets, including those of its other customers.

e) In furtherance of, and without limitation of, the duties and obligations of the Custodian as set forth in this Agreement, the Custodian represents, covenants and warrants as follows:

(i)           it is duly organized and validly existing under the laws of the jurisdiction of its organization and is in good standing thereunder, and it, and its signatories, have the requisite power and authority to enter into, deliver and perform its obligations under this Agreement;

(ii)           to the best of the Custodian’s knowledge, it will not, by entering into this Agreement (A) be required to take any action contrary to its constitutional documents or any applicable statute, law or regulation of any jurisdiction which would materially limit or materially adversely affect its ability to perform its duties under this Agreement or (B) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which, would materially limit or materially adversely affect its ability to perform its duties under this Agreement;

(iii)           it will comply in all material respects with all applicable laws, regulations and orders to which it may be subject, and it will maintain in full force and effect all material registrations, licenses or consents of any governmental entity or other authority that may be required in connection with its activities;

(iv)           the various procedures and systems which it has implemented with regard to safekeeping from loss or damage attributable to fire, flood, theft or any other disaster or other cause of the records and data of the Trust, and the Custodian’s equipment, systems, facilities, and other property used in the performance of its obligations are hereunder, to the best of the Custodian’s knowledge, reasonable and adequate and it will make such changes therein and enhancements thereto from time to time as may be reasonably required in order to ensure the secure performance of its obligations hereunder;

(v)           it owns or otherwise has the full right to employ and use all systems, computer software programs, materials, methods and processes employed by it in rendering the services hereunder, and, to the best of the Custodian’s knowledge, its services hereunder do not infringe upon or violate the intellectual property or other rights of any third party;

(vi)           it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Fund, and shall notify the Trust immediately in the event of any breach of those safeguards; and

(vii)           it shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust or Manager, the Custodian shall provide evidence that coverage is in place. The Custodian shall notify the Trust and Manager should its coverage with respect to fidelity or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. The Custodian shall notify the Trust and Manager of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust and Manager should the total outstanding claims made by the Custodian under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

4. Regarding the Custodian; Certain Protections.

a) The Custodian shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but the Custodian shall have no liability under or pursuant to this Agreement or the custodial arrangement established hereby except for and to the extent of the Custodian’s negligence or willful misconduct in breach of the terms of this Agreement.  The Custodian shall have no responsibilities or duties whatsoever under this Agreement, or otherwise in respect of the Account, the Assets or the Financing Documents, except for such responsibilities as are expressly set forth herein, and except for the duty to exercise reasonable care in the physical safekeeping of the Securities and Financing Documents which it may receive hereunder, any Payments it may receive hereunder and any Investments Earnings it may receive hereunder, from time to time, in accordance with and subject to the terms of this Agreement.  No implied covenants or duties shall be read into this Agreement against or on the part of the Custodian.  The Custodian may consult with counsel (which may include, without limitation, in-house counsel) and shall be protected in any action reasonably taken in good faith in accordance with the advice of such counsel.  The Custodian may rely conclusively on any notice, certificate or other document furnished to it hereunder and reasonably believed by it in good faith to be genuine.  The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall in no event be liable for the application or misapplication of funds by any other person, or for the acts or omissions of any other person (including, without limitation, the Trust, any Obligor or paying agent). The Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document, subject to requirements concerning Written Instructions as provided in Section 8.  The Custodian may exercise or carry out any of its duties under this Agreement either directly (except as otherwise provided herein with respect) or indirectly through agents or attorneys, and shall not be responsible for any acts or omissions on the part of an agent or attorney appointed with due care.  In case any question arises as to its duties hereunder, the Custodian may request instructions from the Trust or Manager and shall be entitled at all times to refrain from taking any action unless it has received Written Instructions (as defined herein) from such; and the Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with Written Instructions.  The Custodian shall not be deemed to have knowledge or notice of any matter unless actually known to an officer of the Custodian working in its Corporate Trust Department or unless the Custodian has received written notice thereof at its Corporate Trust Department making reference to this Agreement.  In no event shall the Custodian be under any obligation to take any action to preserve, protect, enforce or exercise any rights in the Securities, or under or in respect of the Financing Documents, or to perform any obligations of the Trust thereunder.  In no event shall the Custodian be liable for special, indirect or consequential damages arising out of or in connection with this Agreement or the arrangement contemplated hereby.  The Custodian is authorized to delegate its obligations hereunder only with prior notice to and consent from the Trust and Manager; and provided further that (i) any such sub-agent shall be duly qualified to perform the specific services delegated, (ii) any such sub-agent shall be the agent of the Custodian and not the agent of the Trust or Manager, and the Custodian shall be fully responsible for the acts of each sub-agent, and shall not be relieved of any of its responsibilities hereunder, and (iii) the Custodian shall be obligated to provide such information regarding the sub-agent and its relationship with the sub-agent as the Trust or Manager may reasonably request.

b) The Custodian shall accept such Financing Documents, if any, in respect of the Securities as may be delivered to it from time to time by the Manager.  The Custodian shall be under no obligation to examine or review, or determine the sufficiency of, any of the Financing Documents or to provide any certification with respect thereto, whether received by the Custodian as original documents, photocopies, by facsimile or otherwise; and the Custodian shall not be responsible for the sufficiency, genuineness, validity, completeness, enforceability or contents of any of the Financing Documents, or for the genuineness or due authority of any signature appearing thereon.  Without limiting the foregoing, the Custodian is under no duty to review such Financing Documents to determine whether necessary steps have been taken to transfer the related Securities, or applicable interest or participation therein.  The Custodian shall be under no obligation to require delivery of any instrument, document or agreement constituting, evidencing or representing any Securities, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by the Trust.  Delivery of any Security may be made by, and may be represented solely by, delivery to the Custodian of a facsimile or photocopy of an assignment agreement (an “Assignment Agreement”) or a confirmation or certification from the Manager to the effect that it has acquired such Security and/or has received or will receive, and/or will deliver to the Custodian, appropriate Financing Documents constituting, evidencing or representing such Security (such confirmation or certification, together with any Assignment Agreement, collectively, an “Assignment Agreement or Confirmation”), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an “Instrument”).  If an original Instrument shall be or shall become available with respect to any such Security, it shall be the sole responsibility of the Trust to make or cause delivery thereof to the Custodian, and the Custodian shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to any Security, and shall not be under any obligation to compel or cause delivery of such Instrument to the Custodian.  Any reference to “Financing Documents” appearing herein shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

c) The Custodian shall promptly upon the Trust or Manager’s written request from time to time, deliver to the Trust, or as the Trust or Manager may specify (in each case, as directed in such instruction), any Financing Documents being held hereunder in respect of any Securities.

5. Certain Terms Regarding Payments.

a) The Custodian shall be only responsible and accountable for Payments (and Investment Earnings) actually received by it; any and all credits and payments, and other items, added to the Account shall be conditional upon clearance and actual receipt by the Custodian of final payment thereon.  In no instance shall the Custodian be under any duty or obligation to advance funds hereunder.  In the event the Custodian shall elect in any instance to make any advance or disbursement of funds on behalf or for the benefit of the Fund or pursuant to this Agreement in connection with the arrangement contemplated hereby, or if there shall exist at any time or times an overdraft in respect of the cash position of the Account (whether in connection with any Security settlement or assumed settlement, or otherwise), such amounts shall be repaid immediately to the Custodian by the Fund (and repayment of such amount to the Custodian shall be indemnified pursuant to Section 6 hereof).

b) The proceeds of any investment of the Payments shall be credited to the Account, unless otherwise instructed by the Manager.  Except as otherwise provided herein specifically including Section 3(a) above, the Custodian shall have no obligation to invest (or otherwise to pay any interest on) any funds held on or credited to the Account in the absence of receipt by the Custodian of investment instructions from the Manager.  The Custodian shall have no responsibility or liability for any loss on any investment made by the Custodian pursuant to and in compliance with the instructions of the Manager.

c) Subject to the provisions of Section 3(a) hereof, the Custodian shall wire transfer funds on deposit in the Account to the Trust pursuant to and in compliance with Written Instructions.

d) The Custodian shall not be obliged to accept or administer any Securities hereunder which are not denominated in U.S. dollars.

6. Certain Terms Regarding Reports.  Any reports given by the Custodian hereunder with respect to the Assets shall be in such format and context as shall be mutually agreed upon between the Custodian and the Trust or Manager; provided however, that in rendering any reports hereunder with respect to the Assets in its possession, the Custodian shall be entitled to rely conclusively upon any information which it may receive from the Trust (including any trade ticket or other Information, as defined below), or in the absence of any such information from the Trust or its agents, from any participating bank, bank agent or Obligor in respect of any Security (collectively, “Database Information Sources”).  Each such report shall be subject to the terms and conditions of the Agreement, whether or not expressly stated therein.  In no instance will the Custodian be under any obligation to perform or determine any market valuation of any Security, or other Asset, in any report; and in no instance shall the Custodian be under any duty or obligation to verify, confirm, independently determine or inadvertently update (whether from third party or public sources or from examination of Financing Documents or otherwise) any information provided to it from time to time from the Database Information Sources, or otherwise tracked by the Custodian hereunder, although the Custodian shall assist the Trust, Manager and their agents, including U.S. Bancorp Fund Services, LLC as its administrator, in good faith with respect to its responsibilities.

7. Responsibilities of the Trust with respect to Loans.  With respect to each Loans held by the Custodian hereunder in accordance with the provisions hereof, the Trust shall (a) cause the Financing Documents evidencing such Loans, as the case may be, to be delivered to the Custodian; (b) include with such Financing Documents with respect to each Loan an amortization schedule of principal payments and a schedule of the interest payable date(s) (together, the “Payment Schedule”), identifying the amount and due dates of all scheduled principal and interest payments for such Loans, as the case may be, and such other information with respect to the related Loans, as the case may be, and Financing Documents (which may be in a trade ticket format mutually acceptable to the Custodian and the Manager) as the Custodian reasonably may require in order to enable the Custodian to perform its services hereunder (collectively, “Portfolio Information”), in such form and format as the Custodian reasonably may require; (c) take, or cause to be taken, all actions necessary to acquire good title to such Loans, as the case may be, (or the participation therein, as the case may be), as and to the extent intended to be acquired; and (d) cause and direct Payments in respect of the Loans to be made to the Custodian.  The Custodian shall be entitled to rely upon the Portfolio Information provided to it by the Trust or Manager without any obligation on the part of the Custodian independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and the Custodian shall have no liability for any delay or failure on the part of the Trust in providing necessary Portfolio Information to the Custodian, or for any inaccuracy therein or incompleteness thereof.  With respect to each such Loans, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, Obligor or similar party with respect to the related Loans, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

8. Instructions; Authority to Act; Protections.

a) Unless otherwise provided in this Agreement, the Custodian shall act only upon Written Instructions.  The Custodian shall be entitled to rely upon any Written Instruction it receives from an Authorized Person (defined below) pursuant to this Agreement.  The Custodian may assume that any Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Trust or of any vote, resolution or proceeding of the Trust, unless and until the Custodian receives Written Instructions to the contrary.

b) The Trust shall certify to the Custodian the names, titles, and signatures of Authorized Persons who are authorized to give Written Instructions to the Custodian on behalf of the Fund.  The Trust agrees that, whenever any change in such authorization occurs, it will file with the Custodian a new list of certified names, titles, and signatures which shall be signed by at least one officer previously certified to the Custodian if such officer still holds an office with the Trust.  The Custodian is authorized to rely and act upon the names, titles, and signatures of the individuals as they appear in the most recent certified list which has been delivered to the Custodian.

c) Notwithstanding any other provision of this Agreement, the Custodian shall have no responsibility to ensure that any investment by the Manager on behalf of the Fund is authorized.  Notwithstanding any other term or provisions of this Agreement to the contrary, other than with respect to investment of funds held hereunder, the Custodian shall be entitled to rely upon and shall be deemed to have received proper instruction and authority to act hereunder upon its receipt of instructions from the Trust or Manager, provided such instructions otherwise comport with the provisions hereof.

d) “Authorized Person” means any person authorized by the Trust, on the list attached hereto as Schedule B (as amended from time to time), to give Written Instructions on behalf of the Fund.  An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

e) “Written Instructions” mean (i) written instructions signed by two Authorized Persons and received by the Custodian, or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access.  Written Instructions may be delivered electronically or by hand, electronic mail or facsimile sending device.

9. Compensation; Expenses; Indemnification.

a) In consideration of the services rendered pursuant to this Agreement, the Fund shall pay the Custodian the compensation set forth on Schedule C hereto; and the Fund shall reimburse the Custodian for all costs, advances, disbursements and expenses (including but not limited to reasonable attorneys’ fees and expenses) made or incurred by the Custodian in connection with this Agreement or the performance or administration of its services and duties hereunder.  The Custodian shall remain entitled to such compensation and reimbursement earned or accrued prior to termination of this Agreement pursuant to Section 10, or, if later, until the date when the Custodian receives sufficient written instruction from the Trust or Manager for delivery to the Fund, or another the Custodian acting on its behalf, of any Assets which then continue to be held by the Custodian hereunder.

b) The Trust shall and does hereby agree to indemnify and hold harmless, and defend, the Custodian, its officers, directors and employees (each, an “Indemnified Party”) for and from any and all costs and expenses (including, without limitation, reasonable attorneys fees), and any and all losses, damages, taxes (other than payment by the Custodian of its own income taxes payable, if any, on the fee compensation earned by it hereunder), charges, assessments, claims and liabilities (collectively, “Losses”), that may arise, be brought against or incurred by any Indemnified Party at any time or times as a result of, relating to, or arising out of this Agreement, or the administration or performance by the Custodian of its duties or services hereunder, or the relationship between the Trust, along with the Fund and Manager, and the Custodian created hereby, other than such Losses as are directly caused by the Custodian’s own actions or omission constituting negligence, bad faith or willful misconduct in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder, or resulting from a breach of an express representation, covenant or warranty made by it under Section 3(e) hereof.  The foregoing indemnification, agreement to hold harmless and to defend shall survive the termination of this Agreement.

c) To secure the obligations of the Trust and Manager to the Custodian under this Section 9 (and under Section 5 hereof), the Custodian shall have and is hereby granted a continuous, first priority security interest in, lien against and right of set-off against all Assets held hereunder from time to time, including without limitation all funds held in or credited to the Fund, the Securities and any Financing Documents held hereunder from time to time.  If the Fund fails at any time or times to make payment to the Custodian promptly of any amount owed to the Custodian under or pursuant to this Agreement, following reasonable notice of non-payment and demand, the Custodian shall be entitled, among other things, to utilize and pay to itself or set-off against any available cash balance in the Account, and to dispose of Assets to the extent necessary to obtain payment.  The foregoing shall be in addition to (and not in limitation of) any and all rights and remedies otherwise available to the Custodian under applicable law.

10. Proprietary and Confidential Information.

(a) Confidentiality / Proprietary Information.  The Custodian agrees on behalf of itself and its agents, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust or Fund (collectively, the “Confidential Information”), and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where the Custodian may be exposed to civil or criminal proceedings for failure to comply with a legally compelled duty to disclose (whether by interrogatories, subpoenas, civil investigative demands or otherwise) or by a specific request made by a governmental authority or agency having jurisdiction over the Custodian.  In case of any such request or demand for disclosure of Confidential Information, the Custodian will use reasonable efforts to notify the Trust and Manager promptly and to secure instructions from an Authorized Person as to such disclosure, unless prohibited by law from making such notification. The Custodian will use all reasonable efforts to cooperate with the Trust to enable the Trust to obtain a protective order or other similar relief.  Subject to the foregoing, if, in the opinion of its legal counsel, whether in-house or outside, and in the absence of a protective order or waiver, the Custodian is legally compelled to disclose Confidential Information, the Custodian will disclose only so much of the Confidential Information as, in the opinion of its legal counsel, whether in-house or outside, is legally required.  In any such event, the Custodian agrees to use good faith efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.

(b)  Records and information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information which was already in the possession of the Custodian prior to obtaining same from the Trust, an investment manager acting on behalf and in the name of the Trust, or any of its respective affiliates shall not be subject to the above paragraph.

11. Amendment and Termination.  This Agreement may be amended by the Trust and the Custodian at any time, but only in writing by an instrument signed by all parties.  This Agreement shall terminate at such time and upon such terms as are expressly agreed to in writing by and between the Trust and the Custodian; provided the Trust has the express right to terminate the Agreement sooner upon thirty (30) days advance written notification to the Custodian; and provided further that prior to such termination the Trust shall give written instructions to the Custodian for delivery to the Trust or another the Custodian acting on its behalf of any Assets which, at that time, continue to be held in the custody of the Custodian hereunder.

12. Attachment.  In case any portion of the Account, the Assets or the Financing Documents shall be attached or levied upon pursuant to an order of court, or the delivery or disbursement thereof shall be stayed or enjoined by an order of court, or any other order, judgment or decree shall be made or entered by any court affecting such Account or any act of the Custodian relating thereto, the Custodian shall notify the Trust and Manager and use reasonable efforts to follow any instructions given by the Trust or Manager in good faith, but in the absence of such instructions is expressly authorized in its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued, without the necessity of inquiry whether such court had jurisdiction, and, in case the Custodian obeys or complies with any such order, judgment or decree, it shall not be liable to anyone by reason of such compliance.

13. Resignation.  The Custodian may resign at any time by giving 60 days’ written notice to the Trust and Manager; the Trust shall give instructions to the Custodian within 40 days of receiving such notice specifying where and to whom payment or transfer of the Account and Financing Documents shall be made.  In the absence of the designation of a successor service provider by the Trust, the Trust shall be deemed to be its own service provider as of the termination date and the Custodian will make payment directly to the Fund per standing instructions as defined.  In either case, if requested to do so, the Custodian shall use reasonable efforts in good faith to provide continuation services on a monthly basis for up to ninety (90) days after the termination date, subject to the continued payment of all fees and expenses as would be due hereunder during such period.

14. Force Majeure.  The Custodian shall maintain adequate and reliable facilities and computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Trust’s reasonable request, the Custodian shall provide information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder.  The Custodian assumes no responsibility hereunder, and shall not be liable for any damage, loss of data or documents, errors, delay or any other loss whatsoever caused by events beyond its reasonable control.  The Custodian will, however, follow the procedures in its disaster recovery and business continuity plan when the same are applicable and take all reasonable steps to minimize service the Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but shall not be limited to acts of god, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

15. Parties in Interest; No Third Party Benefit.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties.

16. Notices, etc.  All notices, applications and other communications hereunder shall be in writing and shall be deemed to have been given or made when delivered by recognized overnight delivery service or sent by confirmed telecopy:

(i) if to the Trust at Professionally Managed Portfolios, c/o U.S. Bancorp Fund Services, LLC, MK-WI T4, 777 E. Wisconsin Avenue Floor 4, Milwaukee, WI 53202, Attention:  Eric W. Falkeis, fax no. 1-866-848-8292; e-mail: eric.falkeis@usbank.com; or

(ii) if to the Custodian at U.S. Bank National Association, Corporate Trust Department, One Federal Street, 3rd floor, Boston, MA 02110, Attention:  Elizabeth Williams, fax no. () -; or

(iii) if to the Manager at Muzinich & Co., Inc., 450 Park Avenue, New York, NY 10022, Attention:  ________________, fax no._____________________; e-mail: ________________________

17. Records and Examination of Financing Documents.  Upon reasonable prior written notice to the Custodian, the Trust, the Manager, its custodians, accountants, attorneys and auditors will be permitted to examine the Financing Documents then in the physical possession of the Custodian and any records pertaining thereto during normal business hours and upon reasonable advance notice. The Custodian shall keep customary records relating to the services to be performed hereunder, in the form and manner, and for such period consistent with industry standards as it may deem advisable and as acceptable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities. Any records maintained by the Custodian which have not been previously delivered to the Trust shall be made available upon request, and shall be delivered to the Trust promptly upon request and in any event upon the date of termination of this Agreement, in the form and manner kept by the Custodian on such date of termination or such earlier date as may be requested by the Trust.  Notwithstanding anything contained herein to the contrary, the Custodian shall be permitted to maintain a copy of any such records, papers and documents to the extent necessary for it to comply with the recordkeeping requirements of applicable laws and regulations, subject to section 10.

18. Headings.  The headings set forth in this Agreement appear for convenience only and shall not affect the interpretation of this Agreement.

19. Governing Law; Sealed Instrument.  This Agreement shall be construed and enforced in accordance with, and rights of the parties shall be governed by, the internal laws of the Commonwealth of Massachusetts.  This Agreement shall take effect as a sealed instrument.

20. Severability; Assignment.  If any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.  The rights and obligations of the parties to this Agreement are non-assignable, without the express written consent of each party.

21. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer, effective as of the date first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Eric W. Falkeis	By:________________________________
Name: Eric W. Falkeis	Name: ______________________________
Title: President	Title: _______________________________

Acknowledged by:

MUZINICH & CO., INC.

By:_________________________
Name:
Title:

SCHEDULE A

Name of Series
Muzinich Short Duration High Yield Corporate Debt Fund
Muzinich U.S. High Yield Corporate Bund Fund
Muzinich Credit Opportunities Fund
Muzinich High Income Floating Rate Fund

SCHEDULE B

Authorized Persons

Name                                                     Title                                                          Signature

SCHEDULE C

U.S. BANK NATIONAL ASSOCIATION
Schedule of Fees
for Services as
Custodian
For
Muzinich Funds

Fee
Initial Acceptance Fee: Covers the complete review of all the transaction Agreements & establishment of the collateral database and bank accounts. Payable at purchase.	$[ ]
Annual Administration Fee:
Compensation for the duties of custodian, collateral administrator and all other administrative and reporting functions under the documents.  Administration fee includes duties, but are limited to:
• Maintenance of the collateral database
The fee is based on the quoted basis points times the simple average par value of the Collateral on the first and the last day of the Period.  This schedule assumes that the custodial accounts will be invested in a U.S. Bank offered permitted investment as defined within the documents.  Fee to be paid quarterly in arrears based on the actual number of days in the Period.

$0 to $300MM……………………………………………………………………………..
$300MM to $750MM………………………………………………………………………...
$750MM and above…………………………………………………………………………..

This schedule assumes a minimum annual administration fee of $15,000.

[ ] Basis Points [ ] Basis Points [ ] Basis Points
Out-of-Pocket Expenses: Includes all related expenses, including but not limited to: postage and reasonable counsel fees and their disbursements. Payable at closing.	AT COST

NOTE:	In the event the transaction fails to close for reasons beyond the control of U.S. Bank N.A., we expect payment of legal fees, acceptance and out-of-pocket expenses incurred to date.
.
Extraordinary fees are payable to the Trustee or Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business.  Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account.  For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity.  We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

DATED:   March 12, 2012

U.S. BANK NATIONAL ASSOCIATION
Signature Page
for
Muzinich Funds

I do hereby appoint U.S. Bank N.A. for the services quoted in this bid.  I have reviewed the attached proposal material and schedule of compensation and do hereby agree to its terms.

Muzinich & Co., Inc.

________________________________________________

Name   __________________________________________
(Please Print or Type)

Title     __________________________________________

Date     __________________________________________

U.S. Bank National Association

________________________________________________

Name    __________________________________________
(Please Print or Type)

Title    __________________________________________

Date    __________________________________________

SCHEDULE D

Shareholder Communications Act Authorization

NAME: Professionally Managed Portfolios – Muzinich Funds

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure will apply to all securities U.S. Bank N.A. holds for you now and in the future, unless you change your mind and notify us in writing.

_____   Yes                 U.S. Bank N.A. is authorized to provide my name,a
                                      address and security position to requesting
                                      companies whose stock is owned by me.

_____ No                    U.S. Bank N.A. is NOT authorized to provide my
                                      name, address and security position to
                                      requesting companies whose stock is owned
                                      by me.

Professionally Managed Portfolios on behalf of the Muzinich Funds

Signature:_________________________________________

Name:  Eric W. Falkeis, President

Date:_____________________________________________